UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 27, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 13, 2025, Vaxart, Inc. (the “Company”) issued a press release announcing the Decision discussed below under Item 8.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

As previously reported, on July 2, 2024, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing under Nasdaq Listing Rule 5550(a)(2) on The Nasdaq Capital Market. The Company was provided until December 30, 2024, to regain compliance with the Minimum Bid Price Requirement, which was subsequently extended to June 30, 2025. On July 1, 2025, the Company received a written notification from the Staff of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with the Minimum Bid Price Requirement, unless the Company were to timely request an appeal of its determination before the Nasdaq Hearings Panel (the “Panel”) by July 8, 2025. The Company timely requested a hearing before the Panel to appeal the delisting determination by the Staff. The Panel considered the Company’s appeal at a hearing held on August 14, 2025.

On August 27, 2025, the Panel issued a written decision (the “Decision”) to the Company and determined to grant the Company’s request to continue its listing on Nasdaq, subject to the following conditions:

1.	On or before September 5, 2025, the Company shall obtain shareholder approval for a reverse stock split (“RSS”);

2.	On or before October 6, 2025, the Company shall complete a RSS; and

3.	On or before October 17, 2025, the Company shall demonstrate compliance with the Minimum Bid Price Requirement.

The Decision noted that, if the Company fails to obtain approval of the RSS at the September 5, 2025 special meeting of stockholders, the Panel will delist the Company’s securities. It is a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements. The Decision noted that the Panel reserves the right to reconsider the terms of the exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

The Company was informed that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review this Decision, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2025		VAXART, INC.

	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer